                                                                     Exhibit 3.2
                                                                     -----------


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF QUALIX GROUP, INC.
                             a Delaware Corporation

                   (Pursuant to Sections 242, 245 and 228 of
                     the Delaware General Corporation Law)

          Qualix Group, Inc., a corporation organized and existing under the
          -----------------
laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: The name of the Corporation is Qualix Group, Inc. and that the Corporation was originally incorporated on September 21, 1990, pursuant to the General Corporation Law of Delaware.

          SECOND: The following resolutions amending and restating the Corporation's Amended and Restated Certificate of Incorporation were approved by the Board of Directors of the Corporation by Unanimous Written Consent dated as of December 2, 1996 and were duly adopted by the written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228:

          NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

          The name of this corporation is Qualix Group, Inc. (the
"Corporation").

                                   ARTICLE II

          The address of the registered office of the Corporation in the State of Delaware is 1013 Center Road, Wilmington, Delaware 19901, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

          A.        Classes of Stock.  The Corporation is authorized to issue
                    ----------------
two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is twenty-five million (25,000,000) shares. Twenty million (20,000,000) shares shall be Common Stock, par value one-thousandth of a cent ($0.001) per share and five million (5,000,000) shares shall be Preferred Stock, par value one-thousandth of a cent ($0.001) per share.

          B.        Rights, Preferences and Restrictions of the Preferred Stock.
                    -----------------------------------------------------------
The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 1,225,001 shares, the Series B Preferred Stock, which series shall consist of 923,077 shares, the Series C Preferred Stock, which series shall consist of 792,529 shares, the Series D Preferred Stock, which series shall consist of 1,400,000 shares and the Series E Preferred Stock which series shall consist of 280,674 shares are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without
                                          ---- -----
limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A, Series B, Series C, Series D or Series E Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                   1.    Dividend Provisions.
                         -------------------

                         a.   Subject to the rights of series of Preferred Stock
that may from time to time come into existence, each holder of Series A, Series B, Series C, Series D and Series E Preferred Stock (collectively, the "Existing Preferred Stock") shall be entitled to receive dividends, out of any assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation, at the annual rate of $.13 per share of the Series A, Series B, Series C, Series D and Series E Preferred Stock (as adjusted to reflect any stock splits, stock dividends or other recapitalizations), payable quarterly when, as and if declared by the Board of Directors.

          After payment of the dividend preference referred to above, outstanding shares of Existing Preferred Stock shall participate with shares of Common Stock as to any additional declaration or payment of any dividend, with the outstanding shares of Existing Preferred Stock participating as though they had all been converted into Common Stock.

                         b.   Dividends on Existing Preferred Stock shall not be
cumulative, and no rights shall accrue to the holders of Existing Preferred Stock by reason of the fact that the Corporation may have failed to declare or pay dividends on such series of Preferred Stock in any previous fiscal year of the Corporation, whether or not the earnings of the Corporation were sufficient to pay such dividends.

                         c.   Dividends, if declared, must be declared and paid
with respect to all series of Preferred Stock contemporaneously, and if less than full dividends are declared with respect to the Existing Preferred Stock, the same percentage of the dividend rate of each such series of Preferred Stock will be payable to each such series of Preferred Stock.

                         d.   The provisions of this subsection (B)(1) shall not
apply to any transaction described in subsections (B)(4)(e), (f) or (g) hereof.

                   2.    Liquidation Preference.
                         ----------------------

                         a.   In the event of any liquidation, dissolution or
winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, holders of Series D Preferred and Series E Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series A, Series B and Series C Preferred Stock and Common Stock by reason of their ownership thereof, (A) for the Series E Preferred Stock, an amount equal to the sum of (i) $2.67 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") (as adjusted to reflect any stock splits, stock dividends and other recapitalizations) and (ii) an amount equal to the declared but unpaid dividends on such share and (B) for the Series D Preferred Stock, (i) $2.40 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") (as adjusted to reflect any stock splits, stock dividends or other recapitalizations) and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D and Series E Preferred Stock shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D and Series E Preferred Stock in proportion to the number of such shares owned by each such holder. Upon completion of the distribution required by the first sentence of this subsection (a) and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence of assets remaining in the Corporation, holders of Series A, Series B and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof (A) for the Series A Preferred Stock, an amount per share equal to the sum of (i) $1.50 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price")(as adjusted to reflect any stock splits, stock dividends or other recapitalizations) and (ii) an amount equal to declared but unpaid dividends on such share; (B) for the Series B Preferred Stock, an amount per share equal to the sum of (i) $1.95 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") (as adjusted to reflect any stock splits, stock dividends or other recapitalizations) and (ii) an amount equal to declared but unpaid dividends on such share; and (C) for the Series C Preferred Stock, an amount per share equal to the sum of (i) $2.40 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") (as adjusted to reflect any stock splits, stock dividends or other recapitalizations) and (ii) an amount equal to declared but unpaid dividends on such share (the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, and the Original Series D Issue Price being the applicable "Original Issue Price" for such series). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, Series B and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A, Series B and Series C Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

                         b.   Upon the completion of the distribution required
by subsection (a) above and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence if assets remain in the Corporation, the holders of Common Stock shall receive an amount equal to $.01 per share (as adjusted to reflect any stock splits, stock dividends or other recapitalizations).

                         c.   After the distributions described in subsections
(B)(2)(a) and (b) above have been paid and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A, Series B, Series C and Series D Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such shares of Series A, Series B, Series C and Series D Preferred Stock into shares of Common Stock as of the record date fixed for determining the stockholders of the Corporation entitled to receive such distribution of assets).

                         d.   Notwithstanding anything set forth above, holders
of Series A Preferred Stock shall not be entitled to receive more than $4.50 per share (as adjusted to reflect any stock dividends, stock splits or recapitalizations), holders of Series B Preferred Stock shall not be entitled to receive more than $5.85 per share (as adjusted to reflect any stock dividends, stock splits or recapitalizations) and holders of Series C and Series D Preferred Stock shall not be entitled to receive more than $7.20 per share (as adjusted to reflect any stock dividends, stock splits or recapitalizations) upon any liquidation, dissolution or winding up of the Corporation.

                         e.   (1)   A consolidation or merger of the Corporation
with or into any other corporation or corporations (other than a wholly owned corporation), any other corporate reorganization or any other transaction (or series of related transactions) that results in the transfer of more than fifty percent (50%) of the outstanding voting power of the Corporation or a sale, conveyance or other disposition of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this subsection (B)(2).

                              (2)   Upon the occurrence of any of the events
specified in subsection (e)(1) above, if the consideration received by the Corporation is other than cash or indebtedness, its value will be deemed to be its fair market value. In the case of securities, said fair market value shall be determined as follows:

                                    (a) Securities not subject to investment
letter or other similar restrictions on free marketability:

                                        (i)   If traded on a securities
exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing;

                                        (ii)  If actively traded over-the-
counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

                                        (iii) If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the then outstanding shares of Existing Preferred Stock voting together as a class.

                                    (b) The method of valuation of securities
subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in
a) i), ii) or iii) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the then outstanding shares of Existing Preferred Stock voting together as a class.

                   3.    Redemption.  Shares of Existing Preferred Stock are not
                         ----------
redeemable.
                   4.    Conversion.  Holders of shares of Existing Preferred
                         ----------
Stock shall have conversion rights as follows (the "Conversion Rights"):

                         a.   Right to Convert; Automatic Conversion.
                              --------------------------------------

                              (1) Each share of Existing Preferred Stock shall
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Existing Preferred Stock, into fully paid and nonassessable shares of Common Stock, at the applicable Conversion Ratio (as defined below) for such shares of Preferred Stock in effect at the time of conversion determined as provided in this Section 4. Each share of Existing Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient (herein called the "Conversion Ratio") determined by dividing the applicable Original Issue Price by the applicable Conversion Prices (as defined below) for such share in effect at the time of conversion.

                              (2) Each share of Series A, Series B, Series C and
Series D Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Ratio then in effect for such shares immediately upon the consummation of the Corporation's sale of its Common Stock in a bona fide underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, which results in gross proceeds to the Corporation of at least $7,500,000, the public offering price of which was not less than $2.40 per share (as appropriately adjusted to reflect stock dividends, stock splits or recapitalizations).

                              (3) Each share of Series A, Series B and Series C
Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Ratio then in effect for such shares at the earlier of:

                                  (a) the election of the holders of more than
two-thirds of the then outstanding Series A, Series B and Series C Preferred Stock; or

                                  (b) the time at which less than twenty percent
(20%) of the originally issued Series A, Series B and Series C Preferred Stock remains outstanding.

                              (4) Each share of Series D Preferred Stock shall
automatically be converted into shares of Common Stock at the applicable Conversion Ratio then in effect for such shares at the earlier of:

                                  (a) the election of the holders of more than
two-thirds of the then outstanding Series D Preferred Stock; or

                                  (b) the time at which less than twenty percent
(20%) of the originally issued Series D Preferred Stock remains outstanding.

                              (5) Each share of Series E Preferred Stock shall
automatically be converted into shares of Common Stock at the then applicable Conversion Ratio then in effect for such shares at the election of the holders of more than two-thirds of the outstanding Series E Preferred Stock.

                         b.   Conversion Price.  The initial Conversion Prices
                              ----------------
per share for shares of Series A, Series B, Series C, Series D and Series E Preferred Stock shall be $.50, $.65, $.80, $.80 and $.89, respectively;

provided, however, that the applicable Conversion Prices for the Existing
--------  -------
Preferred Stock shall be subject to adjustment as set forth in this subsection B(4).

                         c.   Mechanics of Conversion.
                              -----------------------
                              (1) Exchange of Share Certificates.  Before any
                                  ------------------------------
holder of shares of Existing Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the stock certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the respective series of Preferred Stock or Common Stock, accompanied by a written notice of its election to convert the same and of the number of shares of Existing Preferred Stock to be so converted. Upon receipt of such stock certificates and notice, the Corporation shall forthwith issue and deliver at such office to such holder of shares of Existing Preferred Stock a stock certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled pursuant to subsection (B)(4)(a) and subsection (B)(4)(b) hereof. The Corporation will also, upon conversion and the issue and delivery of such stock certificate or certificates representing shares of Common Stock, pay in shares of Common Stock (valued at the Common Stock's fair market value at the time of conversion, as determined on a reasonable basis and in good faith by the Board of Directors) all declared and unpaid dividends, computed to the effective date of conversion on the shares of Existing Preferred Stock converted into Common Stock.

                              (2) Effective Date of Conversion.  Each conversion
                                  ----------------------------
shall be deemed to have been made immediately prior to the close of business of the Corporation on the date of the surrender to the Corporation of the certificate representing the shares of Existing Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                         d.   Adjustment for Stock Splits and Combinations.  If
                              --------------------------------------------
the Corporation shall, at any time or from time to time after the date upon which the first share of Series A, Series B, Series C, Series D or Series E Preferred Stock, as applicable, was issued by the Corporation (the "Effective Date") effect a subdivision or combination of the outstanding shares of Common Stock, the respective Conversion Prices for such shares of Preferred Stock in effect immediately prior to such subdivision or combination shall be proportionately decreased or increased by multiplying (W) such Conversion Price, by (X) a fraction:

                              (1) the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to such subdivision or combination; and

                              (2) the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately after such subdivision or combination.

                         e.   Adjustment for Certain Distributions of Common
                              ----------------------------------------------
Stock.  In the event the Corporation shall, at any time or from time to time
-----
after the Effective Date, make, issue, or fix a record date for the determination of holders of Common Stock entitled to receive any distribution payable in additional shares of Common Stock, then, and in each such event, the respective Conversion Prices for such shares of Existing Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying (X) the respective Conversion Prices for such shares of Existing Preferred Stock then in effect, by (Y) a fraction:

                              (1) the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                              (2) the denominator of which shall be the sum of
(A) the total number of shares of Common Stock referred to in clause (1) above plus (B) the total number of shares of Common Stock issuable in payment of such distribution;

provided, however, that if such a record date shall have been fixed and such
--------  -------
distribution is not fully made, on the date fixed therefor, then the Conversion Prices shall be recomputed accordingly taking into account such distribution as of the close of business on such record date. In the event that any holder of shares of Existing Preferred Stock elects to convert any of such shares into Common Stock pursuant to the provisions of this subsection (B)(4) after any record date for determining holders of Common Stock entitled to receive any distribution payable in shares of Common Stock but prior to the date on which such distribution is paid, the Corporation may defer, until such distribution is paid, the issue to such holder of all of the additional shares of Common Stock issuable to such holder upon such conversion solely by reason of the adjustment made to the Conversion Price of the Existing Preferred Stock pursuant to this subsection (B)(4)(e) on the record date for such distribution; provided further, however, that the Corporation shall, promptly upon the request of such holder, issue to such holder a written certificate or other instrument evidencing such holder's right to receive such additional shares of Common Stock.

                         f.   Adjustment for Other Distributions.  In the event
                              ----------------------------------
the Corporation shall, at any time or from time to time after the Effective Date, make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock, then, and in each such event, provision shall be made by the Corporation so that the respective holders of shares of Existing Preferred Stock shall receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which such holders would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this
Section 4 hereof with respect to the rights of the holders of shares of such series of Preferred Stock.

                         g.   Adjustment for Reclassification; Exchange and
                              ---------------------------------------------
Substitution.  If the shares of Common Stock issuable upon the conversion of
------------
shares of Existing Preferred Stock shall be changed into the same or any different number of shares of any class or any series of any class of capital stock, whether by capital reorganization, reclassification or otherwise (other than a transaction described in subsection (B)(4)(d), (e), (f) or (h)), then, and in each such event, the holder of shares of the respective series of Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided for in this subsection (B)(4).

                         h.   Reorganizations, Mergers, Consolidations or Sales
                              -------------------------------------------------
of Assets.  If, at any time or from time to time there shall be a capital
---------
reorganization of Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection
(B)(4)), or a merger or consolidation of the Corporation with or into another corporation, then, as a part of such reorganization, merger or consolidation, provision shall be made by the Corporation so that the holders of shares of Existing Preferred Stock shall thereafter be entitled to receive, upon conversion of such shares of the respective series of Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation, to which a holder of shares of Common Stock deliverable upon conversion of such shares of Preferred Stock would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection
(B)(4)(h) with respect to the rights of the holders of shares of Existing Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this subsection (B)(4) (including adjustment of the respective Conversion Prices then in effect for each share of Existing Preferred Stock, and the respective number of shares issuable upon conversion of shares of Existing Preferred Stock) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

                         i.   Sale of Shares Below Conversion Price.
                              -------------------------------------

                              (1) Reduction of Conversion Price.  If (and on
                                  -----------------------------
each occasion that) the Corporation shall, at any time or from time to time after the Effective Date, issue or sell (as provided by this sub-section
(B)(4)(i)) or be deemed to issue or sell Additional Shares (as defined in sub-section (B)(4)(i)(7)), other than in a transaction described in subsections
(B)(4)(d) through (h), for (A) consideration per share less than the then existing applicable Conversion Price for shares of Series E Preferred Stock or for no consideration, then the Conversion Price of the Series E Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a new Conversion Price which shall be equal to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (not including shares excluded from the definition of Additional Shares by Section 4(i)(7)) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (not including shares excluded from the definition of Additional Shares by subsection 4(d)(7)) plus the number of shares of such Additional Shares, or (B) consideration per share less than the then existing applicable Conversion Prices for shares of Series A, Series B, Series C or Series D Preferred Stock (as the case may be) or for no consideration, then the Conversion Price of such series of Series A, Series B, Series C or Series D Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to a new Conversion Price which shall be equal to the quotient obtained by dividing the total computed under clause (a) below by the total computed under clause (b) below as follows:

                                    (a) an amount equal to the sum of

                                        (w) the aggregate purchase price of all
shares of such series of Series A, Series B, Series C, Series D and Series E Preferred Stock sold to date, plus

                                        (x) the aggregate consideration, if any,
received by the Corporation for all Additional Shares issued since the Effective Date, excluding, however, Additional Shares issued or issuable upon conversion of such series of Series A, Series B, Series C, Series D and Series E Preferred Stock ;

                                    (b) an amount equal to the sum of

                                        (y) the aggregate purchase price of all
          shares of such series of Series A, Series B, Series C, Series D and Series E

          Preferred Stock sold to date, divided by the Conversion Price for such series of Preferred Stock on the Effective Date (or such higher or lower Conversion Price as results from the application of subsections
          (B)(4)(d) and (e) hereof), plus

                                    (c) the number of Additional Shares issued
since the Effective Date excluding, however, Additional Shares issued or issuable upon conversion of such series of Preferred Stock (increased or decreased to the extent that the number of such Additional Shares shall have been increased or decreased as the result of the application of subsections
(B)(4)(d) and (e) hereof);

                               (2)  Determination of Consideration for
                                    ----------------------------------
Securities. For the purpose of making any adjustment in the Conversion Price for
----------
any series of Preferred Stock, the consideration received or deemed to be received by the Corporation for any issue or sale of securities shall:

                                   (a) to the extent it consists of cash, be
computed at the net amount of cash received by the Corporation after deduction of any expenses payable by the Corporation and also after deduction of any underwriting or similar commissions, compensations or concessions paid or allowed by the Corporation in connection with such issue or sale;

                                   (b) to the extent it consists of property
other than cash, be computed at the fair market value of that property as determined in good faith and on a reasonable basis by the Board of Directors of the Corporation; and

                                   (c) if Convertible Securities (as defined in
subsection (B)(4)(i)(3) hereof) or rights, options or warrants to purchase either Additional Shares or Convertible Securities are issued or sold, the consideration therein shall, to the extent applicable, be determined under subsection (B)(4)(i)(2) through subsection (B)(4)(i)(6).

                       (3) Common Stock Options and Warrants; Convertible
                           ----------------------------------------------
Securities. For the purpose of making any adjustment to the applicable Conversion Price for any series of Preferred Stock, as provided in subsection
(B)(4)(i)(1), if, at any time or from time to time after the Effective Date, the Corporation shall issue any rights, options or warrants for the purchase of; or stock or other securities convertible into or exchangeable for, Additional Shares (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options, warrants or Convertible Securities shall be less than the applicable Conversion Price in effect at the time of such issuance for such series of Preferred Stock, the Corporation shall be deemed (A) to have issued, at the time of the issuance of such rights, options, warrants or Convertible Securities, the maximum number of Additional Shares issuable upon exercise, conversion or exchange thereof, and (B) to have received as consideration for the issuance of such Additional Shares an amount equal to the sum of (1) the total amount of the consideration, if any, received by the Corporation for the issuance of such rights, options, warrants or Convertible Securities, plus (2) in the case of such rights, options or
                        ----
warrants, the minimum amount of consideration, if any, payable to the Corporation upon the exercise of such rights, options or warrants, or, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Corporation upon the conversion or exchange of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). As used in this subsection 4(i)(3), the term "Effective Price" shall mean the quotient determined by dividing (X) the total of all of such consideration determined as provided by clause (B) of the preceding sentence, by (Y) such maximum number of Additional Shares determined as provided by clause (A) of the preceding sentence. No further adjustment of the Conversion Price for such series of Preferred Stock adjusted upon the issuance of such rights, options, warrants or Convertible Securities shall be made as a result of the actual issuance of Additional Shares on the exercise of any such rights, options, warrants or the conversion or exchange of any such Convertible Securities.

                              (4) Expiration of Common Stock Options, Warrants
                                  --------------------------------------------
and Conversion Rights. If any of the rights, options or warrants referred to in
---------------------
subsection (B)(4)(i)(3) or the conversion or exchange privilege represented by any Convertible Securities shall expire without having been exercised, the applicable Conversion Prices for Existing Preferred Stock adjusted upon the issuance of such rights, options, warrants or Convertible Securities shall be readjusted to the Conversion Prices which would have been in effect for such series of Preferred Stock had an adjustment been made on the basis that the only Additional Shares deemed issued pursuant to subsection (B)(4)(i)(3) were the Additional Shares, if any, actually issued, sold or transferred on the exercise of such rights, options, warrants or rights of conversion or exchange of such Convertible Securities, and such Additional Shares, if any, were issued or sold for an amount equal to the sum of (A) the consideration actually received by the Corporation upon such exercise (other than by cancellation of liabilities or obligations evidenced by any such Convertible Securities), plus (B) in the case
                                                           ----
of such rights, options or warrants, the consideration, if any, actually received by the Corporation for the granting of all such rights, options or warrants, whether or not exercised, or, in the case of such Convertible Securities, the consideration received for issuing or selling the Convertible Securities, whether or not converted or exchanged.

                              (5) Options and Warrants to Purchase Convertible
                                  --------------------------------------------
Securities. For the purpose of making any adjustment to the Conversion Prices
----------
for any shares of Existing Preferred Stock, as provided in subsection
(B)(4)(i)(1), if, at any time or from time to time after the Effective Date, the Corporation shall issue any rights, options or warrants for the purchase of Convertible Securities, then, in each case, if the Effective Price thereof (as hereinafter defined) is less than the applicable Conversion Prices then in effect for such shares of Preferred Stock, the Corporation shall be deemed (A) to have issued at the time of the issuance of such rights, options or warrants the maximum number of Additional Shares issuable upon conversion or exchange of the total amount of Convertible Securities converted by such rights, options or warrants, and (B) to have received as consideration for the issuance of such Additional Shares an amount equal to the sum of (i) the amount of consideration, if any, received by the Corporation for the issuance of such rights, options or warrants, plus (ii) the minimum amounts of consideration, if any, payable to
          ----
the Corporation upon the exercise of such rights, options or warrants, plus
                                                                       ----
(iii) the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. As used in this subsection 4(i)(5), the term "Effective Price" shall mean the quotient determined by dividing (X) the total amount of such consideration determined as provided by clause (B) of the preceding sentence by

(Y) such maximum number of Additional Shares determined as provided by clause
(A) of the preceding sentence. No further adjustment of the Conversion Prices for any shares of such series of Preferred Stock adjusted upon the issuance of such rights, options or warrants shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights, options or warrants or upon the actual issuance of Additional Shares upon the conversion or exchange of such Convertible Securities.

                              (6) Expiration of Options and Warrants to Purchase
                                  ----------------------------------------------
Convertible Securities. The provisions of subsection (B)(4)(i)(4) for the
----------------------
readjustment of the applicable Conversion Prices for any shares of Existing Preferred Stock upon the expiration of rights, options or warrants or the rights of conversion or exchange of Convertible Securities shall apply similarly to the rights, options or warrants for the purchase of Convertible Securities referred to in subsection (B)(4)(i)(5).

                              (7) Additional Shares. As used in this Section 4,
                                  -----------------
the term "Additional Shares" shall mean all shares issued or deemed (as provided by the terms and provisions of this subsection (B)(4)) to be issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than shares of Common Stock:

                                         i)   issued or deemed issued (as
provided by the terms and provisions of this subsection (B)(4)) as a result of the issuance of any shares of Existing Preferred Stock;

                                         ii)  issued or deemed issued pursuant
to a transaction described in subsections (B)(4)(d) through (h) hereof;

                                        iii)  issued or deemed issued to
employees and directors of, and consultants and advisors to, the Corporation for the primary purpose of soliciting or retaining their services, provided each such issuance is approved by the Corporation's Board of Directors;

                                         iv)  issued or deemed issued to a
Corporation, partnership or other entity with which the Corporation has a partnership, joint venture or other business relationship, provided that such issuances are for other than primarily equity financing purposes;

                                         v)   issued or deemed issued in
connection with the acquisition by the Corporation of the stock or assets of another corporation, partnership or other entity;

                                         vi)  issued or deemed issued in
connection with any equipment lease financing or the incurrence by the Corporation of any indebtedness for money borrowed;

                                         vii) issued or deemed issued (as
provided by the terms and provisions of this Subsection (B)(4)) upon the exercise of Warrants to purchase Common Stock granted in connection with the offer and sale of Series D Preferred Stock by the

Company and the exercise of outstanding warrants to purchase Common Stock issued in connection with the Company's bridge notes dated August 26 and October 5, 1994.

                              (8)  No adjustment of the Conversion Price for
Existing Preferred Stock shall be made in an amount less than one cent ($.01) per share, and (except to the limited extent provided for in subsection
(B)(4)(i)(4) and (i)(6)) no adjustment of such Conversion Price pursuant to this subsection (B)(4)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         j.   Certificate of Chief Financial Officer.  In each
                              --------------------------------------
case of an adjustment or readjustment of the respective Conversion Prices of Existing Preferred Stock, or an adjustment or readjustment of the respective number of shares of Common Stock or other securities issuable upon conversion or exchange of shares of Existing Preferred Stock or at any time reasonably requested by any holder(s) of more than five percent (5%) of the shares of Existing Preferred Stock, respectively, the Corporation shall cause the chief financial officer of the Corporation to compute such adjustment or readjustment in accordance with the Corporation's Certificate of Incorporation as then in effect, and to prepare a certificate showing such adjustment or readjustment for the Conversion Prices of such series of Preferred Stock, and shall mail such certificate, by first class mail, postage prepaid, to each record holder of shares of such series of Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of: (A) the consideration received or deemed received for any Additional Shares issued or sold or deemed to have been issued or sold; (B) the Conversion Prices then in effect for shares of such series of Preferred Stock; and (C) the number of shares of Common Stock into which shares of such series of Preferred Stock could be converted at the Conversion Prices at the time in effect for such shares of Preferred Stock.

                         k.   Notices of Record Date.  In the event of any
                              ----------------------
taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof entitled to receive any dividend or other distribution, or the occurrence or intended or impending occurrence of any event described in subsection 2(e) hereof, the Corporation shall give to each holder of shares of Existing Preferred Stock; at least twenty
(20) days prior to the date of the taking of such record or such event, as the case may be, a written notice specifying: (i) in the case of the taking by the Corporation of a record for the purpose of making a dividend or distribution, the date on which such record is to be taken and a description of such dividend or distribution; or (ii) in the case of the occurrence or intended or impending occurrence of any event, the date on which such event is to occur, and the time, if any, that is to be fixed, as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon the occurrence of such event.

                         l.   Fractional Shares.  No fractional shares of Common
                              -----------------
Stock shall be issued upon conversion of shares of Existing Preferred Stock. In lieu of any fractional shares to which any holder of shares of Existing Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation's Common Stock on the date of conversion, as determined in good faith and on a reasonable basis by the Board of Directors of the Corporation.

                         m.   Reservation of Stock Issuable Upon Conversion.
                              ---------------------------------------------
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Existing Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Existing Preferred Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Existing Preferred Stock, the Corporation will forthwith take such corporate action as may be necessary or appropriate to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                         n.   Payment of Taxes.  The Corporation will pay all
                              ----------------
taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Existing Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Existing Preferred Stock so converted were registered.

                         o.   No Impairment.  The Corporation shall not amend
                              -------------
its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of holders of shares of Existing Preferred Stock against impairment.

                   5.    Voting Rights.
                         -------------

                         a.   The holder of each share of Existing Preferred
Stock shall have the right to one vote for each share of Common Stock into which such shares of Preferred Stock could then be converted. In all cases any fractional share, determined on an aggregate conversion basis, shall be rounded to the nearest whole share. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                         b.   Except as otherwise provided herein, the holders
of the Series B Preferred Stock, voting separately as a class, shall be entitled to elect one director at each annual meeting of stockholders of the Corporation at which any director is elected or at the time of any written consent to action in lieu of any such meeting. No director so elected by the holders of the Series B Preferred Stock may be removed without the prior consent, given in person or by proxy, either in writing or at a special meeting called for that purpose, of the holders of the Series B Preferred Stock voting separately as a class. In case of the death, resignation or other removal of the director elected by the holders of the Series B Preferred Stock such holders may elect, voting separately as a class, by written notification delivered to the Board of Directors of the Corporation, a successor to hold office for the unexpired term of such removed director.

                         c.   Except as otherwise provided herein, the holders
of the Series D Preferred Stock, voting separately as a class, shall be entitled to elect one director at each annual meeting of stockholders of the Corporation at which any director is elected or at the time of any written consent to action in lieu of any such meeting. No director so elected by the holders of the Series D Preferred Stock may be removed without the prior consent, given in person or by proxy, either in writing or at a special meeting called for that purpose, of the holders of the Series D Preferred Stock voting separately as a class. In case of the death, resignation or other removal of the director elected by the holders of the Series D Preferred Stock such holders may elect, voting separately as a class, by written notification delivered to the Board of Directors of the Corporation, a successor to hold office for the unexpired term of such removed director.

                   6.    Protective Provisions.
                         ---------------------

                         a.   So long as shares of Series A Preferred Stock are
outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as one class in accordance with subsection (B)(5):

                              (1) create any new class or series of stock having
a preference over, or being on a parity with, the Series A Preferred Stock with respect to voting, dividends or upon liquidation; or

                              (2) declare, make or pay any distributions of any
kind on any shares of Common Stock, except for the declaration and payment of stock dividends on Common Stock payable in the form of shares of Common Stock; or

                              (3) redeem, purchase, acquire or retire any shares
of any Common Stock or any warrants, options or other rights to acquire any Common Stock, except for repurchases of shares of Common Stock (or options to acquire such shares) of, or consultants and advisors to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase; or

                              (4) increase the authorized number of shares of
Series A Preferred Stock; or

                              (5) alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock so as to affect adversely the shares; or

                              (6) do any act or thing which would result in
taxation of the holders of shares of Series A Preferred Stock under section 305(b) of the Internal Revenue Code of 1986, as amended (or any comparable provision of the internal Revenue Code as hereafter from time to time amended).

                         b.   So long as shares of Series B Preferred Stock are
outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as one class in accordance with subsection (B)(5):

                              (1) create any new class or series of stock having
a preference over, or being on a parity with, the Series B Preferred Stock with respect to voting, dividends or upon liquidation; or

                              (2) declare, make or pay any distributions of any
kind on any shares of Common Stock, except for the declaration and payment of stock dividends on Common Stock payable in the form of shares of Common Stock; or

                              (3) redeem, purchase, acquire or retire any shares
of any Common Stock or any warrants, options or other rights to acquire any Common Stock, except for repurchases of shares of Common Stock (or options to acquire such shares) of, or consultants and advisors to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase; or

                              (4) increase the authorized number of shares of
Series B Preferred Stock; or

                              (5) alter or change the rights, preferences or
privileges of the shares of Series B Preferred Stock so as to affect adversely the shares; or

                              (6) do any act or thing which would result in
taxation of the holders of shares of Series B Preferred Stock under section 305(b) of the Internal Revenue Code of 1986, as amended (or any comparable provision of the internal Revenue Code as hereafter from time to time amended).

                         c.   So long as shares of Series C Preferred Stock are
outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock voting as one class in accordance with subsection (B)(5):

                              (1) create any new class or series of stock having
a preference over, or being on a parity with, the Series C Preferred Stock with respect to voting, dividends or upon liquidation; or

                              (2) declare, make or pay any distributions of any
kind on any shares of Common Stock, except for the declaration and payment of stock dividends on Common Stock payable in the form of shares of Common Stock; or

                              (3) redeem, purchase, acquire or retire any shares
of any Common Stock or any warrants, options or other rights to acquire any Common Stock, except for repurchases of shares of Common Stock (or options to acquire such shares) of, or consultants and advisors to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase; or

                              (4) increase the authorized number of shares of
Series C Preferred Stock; or

                              (5) alter or change the rights, preferences or
privileges of the shares of Series C Preferred Stock so as to affect adversely the shares; or

                              (6) do any act or thing which would result in
taxation of the holders of shares of Series C Preferred Stock under section 305(b) of the Internal Revenue Code of 1986, as amended (or any comparable provision of the internal Revenue Code as hereafter from time to time amended).

                         d.   So long as shares of Series D Preferred Stock are
outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock voting as one class in accordance with subsection (B)(5):

                              (1) create any new class or series of stock having
a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting, dividends or upon liquidation; or

                              (2) declare, make or pay any distributions of any
kind on any shares of Common Stock, except for the declaration and payment of stock dividends on Common Stock payable in the form of shares of Common Stock; or

                              (3) redeem, purchase, acquire or retire any shares
of any Common Stock or any warrants, options or other rights to acquire any Common Stock, except for repurchases of shares of Common Stock (or options to acquire such shares) of, or consultants and advisors to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase; or

                              (4) increase the authorized number of shares of
Series D Preferred Stock; or

                              (5) alter or change the rights, preferences or
privileges of the shares of Series D Preferred Stock so as to affect adversely the shares; or

                              (6) do any act or thing which would result in
taxation of the holders of shares of Series D Preferred Stock under section 305(b) of the Internal Revenue Code of 1986, as amended (or any comparable provision of the internal Revenue Code as hereafter from time to time amended).

                         e.   So long as shares of Series E Preferred Stock are
outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock voting as one class in accordance with subsection (B)(5):

                              (1) create any new class or series of stock having
a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends or upon liquidation; or

                              (2) declare, make or pay any distributions of any
kind on any shares of Common Stock, except for the declaration and payment of stock dividends on Common Stock payable in the form of shares of Common Stock; or

                              (3) increase the authorized number of shares of
Series E Preferred Stock; or

                              (4) alter or change the rights, preferences or
privileges of the shares of Series E Preferred Stock so as to affect adversely the shares.

                         f.   So long as shares of Existing Preferred Stock are
outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the then outstanding shares of Existing Preferred Stock voting as one class in accordance with subsection (B)(5) effect any consolidation, merger, other corporate reorganization, transaction, sale, conveyance or other disposition described in subsection (B)(2)(e)(i) hereof.

                 7.      Status of Converted Stock.  In the event any shares of
                         -------------------------
Existing Preferred Stock shall be converted pursuant to subsection (B)(4) hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and the Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                 8.      Notices to Holders of Series E Preferred Stock of
                         -------------------------------------------------
Certain Corporation Actions.  In the event that the Corporation shall propose
---------------------------
(or shall have knowledge of a proposal) to:

                         a.   pay or make any dividend or other distribution on
the Common Stock;

                         b.   effect a subdivision or combination of the Common
Stock;

                         c.   effect a reorganization, reclassification of the
Common Stock or a merger, consolidation or disposition of all of or substantially all of the assets of the corporation;

                         d.   effect a voluntary or involuntary dissolution,
liquidation or winding-up of the Corporation; or

                         e.   take any other action which would require an
adjustment pursuant to Section 4(d);

then the Corporation will deliver to each holder of Series E Preferred Stock a notice specifying (i) the date or expected date on which any record is to be taken (or the transfer books of the

Corporation are to be closed) for the purpose of determining the shareholders of the Corporation entitled to receive any such dividend or other distribution,
(ii) the date or expected date on which any record is to be taken (or the transfer books of the Corporation are to be closed) for the purpose of determining the shareholders of the corporation entitled to receive notice of and to vote at any meeting of the shareholders of the Corporation at which any of the other above-listed events is to be considered, (iii) the date or expected date on which any such dividend or distribution or any of the other above-listed events is expected to be paid, made or effected, and (iv) the date or expected date as of which holders of Common Stock shall be entitled to participate in any such dividend or other distribution, or to exchange their Common Stock for stock or other securities, cash or other property or assets deliverable in connection with any such other event. Such notice shall be delivered at least 20 days prior to any such date or expected date specified therein. The holders of the Series E Preferred Stock shall also be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

              C.    Common Stock.
                    ------------

                    1.   Relative Rights of Preferred Stock and Common Stock.
                         ---------------------------------------------------
All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

                    2.   Voting Right.  Except as otherwise required by law or
                         ------------
this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

                    3.   Dividends.  Subject to the preferential rights of the
                         ---------
Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the Corporation which are by law available therefore, dividends payable either in cash, in property or in shares of capital stock.

                    4.   Dissolution, Liquidation or Winding Up.  In the event
                         --------------------------------------
of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amount, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

               D.   Reverse Stock Split.  Effective immediately upon the filing
                    -------------------
of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each outstanding 2.5 (two and one-half) shares of Common Stock is converted into and reconstituted as one share of Common Stock. All calculations set forth herein shall be appropriately adjusted to reflect the foregoing reverse stock split based on the aggregate number of shares of Common Stock owned by each stockholder. No fractional shares of capital stock shall be issued in connection with the adjustments of outstanding shares required by the foregoing reverse stock split, but in lieu thereof cash in the amount of the fair market value thereof as determined by the Board of Directors will be paid to each Stockholder of record as of the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

                                   ARTICLE V

          Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

          The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE X

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
                                 *     *     *

          IN WITNESS WHEREOF, said Qualix Group, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, Richard G. Thau, and its Secretary, Jean A. Kovacs, this____ day of January, 1997.

                                      QUALIX GROUP, INC.

                                      By:_____________________________________
                                         Richard G. Thau
                                         President

Attest:

__________________________________
Jean A. Kovacs, Secretary

                                       22